Siegel, Smith & Garber
                           Certified Public Accounts
                        400 S. Sierra Avenue, Suite 100
                         Solana Beach, California 92075



We consent to the use for our report relating to the financial statements of American Inflatables, Inc. as of the December 31, 2000 and December 31, 1999 in the Form S-4 of American Inflatables, Inc. and National Paintball Supply Co., Inc.



/s/ Siegel, Smith & Garber
August 28, 2001

Siegel, Smith & Garber, LLP
formerly Siegel * Smith

Solana Beach, CA  92075